Exhibit T3B.5

LIMITED LIABILITY COMPANY AGREEMENT

OF

COLT’S MANUFACTURING COMPANY LLC

Dated as of June 12, 2003

LIMITED LIABILITY COMPANY AGREEMENT

OF

COLT’S MANUFACTURING COMPANY LLC

i

TABLE OF CONTENTS

(continued)

ii

LIMITED LIABILITY COMP ANY AGREEMENT

OF

COLT’S MANUFACTURING COMPANY LLC

LIMITED LIABILITY COMPANY AGREEMENT made and entered into as of the 12th day of June, 2003 by New Colt Holding Corp., as the sole member (the “Member”).

ARTICLE I

Definitions

For purposes of this Agreement, unless the context otherwise requires:

“Act” means the Delaware Limited Liability Company Act as amended from time to time, or any corresponding provision or provisions of any succeeding or successor law of the State of Delaware.

“Agreement” means this Limited Liability Company Agreement, as amended, modified or supplemented from time to time.

“Capital Contribution(s)” means the aggregate of all contributions made by the Member to the Company pursuant to Sections 5.1 and 5.2. Any reference to the Capital Contribution of a then Member shall include a Capital Contribution previously made by any prior Member with respect to the Interest of such then Member.

“Certificate of Conversion” means the Certificate of Conversion referred to in Section 2.1 and any subsequent certificate of formation replacing or otherwise amending such Certificate of Conversion, as filed with the Secretary of the State, as amended from time to time.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Colt’s Manufacturing Company LLC.

“Governing Board” is defined in Section 4.1.

“Interest” means the entire ownership interest of the Member in the Company.

“Liquidator” is defined in Section 8.2.

“Member” is defined in the initial paragraph of this Agreement.

“Person” means any natural person, partnership, joint venture, association, corporation, limited liability company, trust or other entity.

“Secretary of the State” means the Secretary of the State of the State of Delaware.

ARTICLE II

Organization of the Company

2.1                               Formation and Name of Company. The undersigned hereby ratifies the conversion, pursuant to the Act, of Colt’s Manufacturing Company, Inc., a Delaware corporation (“CMC”), into a Delaware limited liability company under the name “Colt’s Manufacturing Company LLC.” Such conversion was effected by the filing in the office of the Delaware Secretary of State, on or about June 12, 2003, of a Certificate of Conversion, converting CMC from a Delaware corporation into a Delaware limited liability company, substantially in the form annexed hereto as Exhibit A. The Member shall further execute, and shall cause the filing or recording with the proper offices of, any other certificates or instruments required by any limited liability company act, fictitious name act or similar statute in effect from time to time.

2.2                               Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act.

2.3                               Registered Office; Registered Agent. (a) The registered office of the Company in the State of Delaware shall be located at Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and the Company’s registered agent at such address for service of process is Corporation Service Company; and (b) the registered office in the states in which the Company does business shall be established by the Governing Board.

2.4                               Principal Place of Business. The principal place of business of the Company is 545 New Park Avenue, CT 06110, or such other place as from time to time may be designated by the Member.

2.5                               Term. The term of the Company commenced upon the filing of the Certificate of Conversion with the Secretary of the State. The existence of the Company shall be perpetual unless the Company is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

ARTICLE III

Member

3.1                               Member. The Member shall be a Member of the Company until such Person ceases to be a Member in accordance with the Act or this Agreement.

3.2                               Voting Rights Generally. Except as otherwise provided by the Act or this Agreement, the Member shall not participate in any way in the control or management of the business of the Company. The Member is not an agent of the Company and does not have the authority to act for, or bind, the Company in any matter. Written consent signed by the Member (or such other percent as may be required under the Act or this Agreement) shall be deemed effective as the vote of the Member when the vote of the Member is required under this Agreement.

ARTICLE IV

Management

4.1                               Management Generally. Subject to the provisions of the Act and any limitations in this Agreement, the management of the Company shall be vested in a governing board (the “Governing Board”), which, unless otherwise specified in this Agreement, shall act by majority decision of its members.

4.2                               Authority of Governing Board. Except as otherwise provided in this Agreement, the Governing Board shall manage and control the business and affairs of the Company, make such policy, rules and regulations not inconsistent with law or with the Certificate of Conversion or with this Agreement, and perform such other duties as may be traditionally associated with a board of directors of a Delaware corporation.

4.3                               Number of Members of Governing Board. The number of members of the Governing Board that shall constitute the entire Governing Board will be such number, not to exceed ten, as shall be determined by the Governing Board from time to time. Until further action by the Governing Board, the number of members of the Governing Board that will constitute the entire Governing Board will be four. As used in this Agreement, the term “entire Governing Board” means the total number of members of the Governing Board that the Company would have if there were no vacancies.

4.4                               Election. The members of the Governing Board will be elected at an annual meeting of the Member or by written consent of the Member in lieu of such a meeting. The members of the Governing Board need not be elected by written ballot. Except as otherwise provided by law or this Agreement, each member of the Governing Board elected will serve until the next succeeding annual meeting of the Member and until his successor is elected and qualified.

4.5                               Removal. Any of the members of the Governing Board may be removed for cause by vote of a majority of the entire Governing Board, excluding the member of the Governing Board then being voted upon. Unless otherwise provided for in this Agreement, any or all of the members of the Governing Board may be removed for cause or without cause by vote of the Member.

4.6                               Vacancies. Except as set forth in this Agreement, newly created seats on the Governing Board resulting from an increase in the number of members of the Governing Board and vacancies occurring in the Governing Board may, subject to the last sentence of this Section 4.6, be filled by vote of a majority of the members of the Governing Board then in office, even if less than a quorum exists. A member of the Governing Board elected to fill a vacancy, including a vacancy created by a newly created seat on the Governing Board, will, subject to the last sentence of this Section 4.6, serve until the next succeeding annual meeting of the Member and until the successor of such member of the Governing Board is elected and qualified. Notwithstanding the foregoing, any such newly created or vacant seat occurring in the Governing Board may be filled by a vote of the Member, which right of the Member, if exercised, shall take precedence over and shall override and reverse any prior inconsistent action by the Governing Board to fill such seat.

4.7                               Books. The books of the Company, except as such are required by law to be kept within the State of Delaware, may be kept at such place or places within or outside of the State of Delaware as the Governing Board may from time to time determine.

4.8                               Compensation. The Governing Board, by the affirmative vote of a majority of the members of the Governing Board then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation of any or all members of the Governing Board for services to the Company as members of the Governing Board or officers or otherwise.

4.9                               Limitation on Liability of Members of Governing Board. No member of the Governing Board shall be personally liable to the Company or the Member for monetary damages for breach of fiduciary duty as a member of the Governing Board, except for liability (i) for any breach of such Person’s duty of loyalty to the Company or the Member, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the member of the Governing Board derived an improper personal benefit. If the Act is amended to authorize company action further eliminating or limiting the personal liability of managers of a limited liability company, then the liability of the member of the Governing Board shall be eliminated or limited to the fullest extent permitted by the Act, as so amended.

4.10                        Meetings of the Governing Board.

(a)                                 The first meeting of each newly elected Governing Board (other than the first meeting of the first Governing Board, which will be held on or about the date hereof) will be held immediately following the annual meeting of the Member. If the meeting is held at the place of the meeting of the Member, no notice of the meeting need be given to the newly elected members of the Governing Board. If the first meeting is not held at that time and place, it will be held at a time and place specified in a notice given in the manner provided for notice of special meetings of the Governing Board.

(b)                                 Regular quarterly meetings of the Governing Board shall be held upon such notice, or without notice, at such times and at such places within or outside of the State of Delaware, as shall be determined from time to time by the Governing Board. The Governing Board shall meet once each calendar quarter and any and all actions of the Executive Committee since the last quarterly meeting of the Governing Board shall be submitted to a vote of the Governing Board and ratified upon the vote of a majority thereof.

(c)                                  Special meetings of the Governing Board may be called by the Chairman of the Board, if there is one, or by the President, on at least 48 hours’ notice to each member of the Governing Board and must be called by the President or the Secretary on like notice at the written request of any members of the Governing Board collectively having two or more votes.

(d)                                 Whenever notice of a meeting of the Governing Board is required, the notice shall state the place, date and hour of the meeting. Except as provided by law or other provisions of this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Governing Board need be specified in the notice or waiver of notice of the meeting.

(e)                                  Except as otherwise required by law or other provisions of this Agreement, a majority of the members of the Governing Board in office, but in no event less than one-third of the entire Governing Board, shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the Governing Board present at any meeting at which a quorum is present shall be the act of the Governing Board. If a quorum is not present at any meeting of members of the Governing Board, a majority of the members of the Governing Board present at the meeting may adjourn the meeting from time to time, without notice of the adjourned meeting other than announcement at the meeting. To the extent permitted by law, a member of the Governing Board participating in a meeting by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other will be deemed present in person at the meeting and all acts taken by him during his participation shall be deemed taken at the meeting.

(f)                                   Any action of the Governing Board may be taken without a meeting if written consent to the action signed by a majority of the members of the Governing Board in office is filed with the minutes of the Governing Board.

4.11                        Committees.

(a)                                 The Governing Board may designate from among its members an Executive Committee and other committees, each consisting of two or more members of the Governing Board, and may also designate one or more of its members to serve as alternates on these committees. To the extent permitted by law, the Executive Committee shall have all the authority of the Governing Board, except as the Governing Board otherwise provides, and the other committees shall have such authority as the Governing Board grants them. The minutes of the meetings of the Executive Committee shall be distributed to the members of the Governing Board upon their request. The Governing Board shall have power at any time to change the membership of any committees, to fill vacancies in their membership and to discharge any committees. All resolutions establishing or discharging committees, designating or changing members of committees, or granting or limiting authority of committees, may be adopted only by the affirmative vote of a majority of the entire Governing Board.

(b)                                 Each committee shall keep regular minutes of its proceedings and report to the Governing Board as and when the Governing Board requires. Unless the Governing Board otherwise provides, a majority of the members of any committee may determine its actions and the procedures to be followed at its meetings (which may include a procedure for participating in meetings by conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other), and may fix the time and place of its meetings.

(c)                                  Any action of a committee shall be taken without a meeting if written consent to the action signed by all the members of the committee is filed with the minutes of the committee.

4.12                        Officers.

(a)                                 The officers of the Company shall be a President, a Secretary and a Treasurer. In addition, the Governing Board may also elect a Chairman of the Board, one or more Vice Presidents (one or more of whom may be designated an Executive Vice President or a Senior Vice President), one or more Assistant Secretaries or Assistant Treasurers, and such other officers as it may from time to time deem advisable. Any number of offices, may be held by the same person. No officer except the Chairman of the Board need be a member of the Governing Board.

(b)                                 Each officer will be elected by the Governing Board and will hold office for such term, if any, as the Governing Board shall determine. Any officer may be removed at any time, either with or without cause, by the vote of a majority of the entire Governing Board.

(c)                                  Any officer may resign at any time by giving written notice to the Governing Board or to the President. Such resignation shall take effect at the time specified in the notice, or if no time is specified, at the time of receipt of the notice, and the acceptance of such resignation shall not be necessary to make it effective.

(d)                                 The compensation of officers will be fixed by the Governing Board or in such manner as it may provide.

(e)                                  The Chairman of the Board, if any, shall preside at all meetings of the Member and of the Governing Board and will have such other duties as from time to time may be assigned to the Chairman of the Board by the Governing Board.

(f)                                   The President shall be the Chief Executive Officer of the Company, shall have general charge of management of the business and affairs of the Company, subject to the control of the Governing Board, and shall insure that all orders and resolutions of the Governing Board are carried into effect. The President will preside over any meeting of the Member or the Governing Board at which the Chairman is not present.

(g)                                  The officers of the Company, other than the Chairman of the Board and the President, shall have such powers and perform such duties in the management of the property and affairs of the Company, subject to the control of the Governing Board and the President, as customarily pertain to their respective offices in a Delaware corporation, as well as such powers and duties as from time to time may be prescribed by the Governing Board.

(h)                                 The Company may secure the fidelity of any or all of its officers or agents by bond or otherwise. In addition, the Governing Board may require any officer, agent or employee to give security for the faithful performance of his duties.

4.13                        Managers. Each of the Governing Board, in its capacity as the governing board pursuant to Sections 4.1 and 4.2, and the officers of the Company, in their respective capacities as officers pursuant to Section 4.12, shall, subject to the terms of this Agreement, be deemed to be a “Manager” (as such term is defined in the Act) of the Company.

4.14                        Loans by Member. The Member may lend or advance money to the Company. If the Member shall make any loan to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a Capital Contribution but shall be a debt due from the Company. The amount of any such loan or advance by the Member shall bear interest at a rate agreed upon by the Company and the lending Member. The Member shall not be obligated to make any loan or advance to the Company.

ARTICLE V

Capital Contributions of Member

5.1                               Initial Capital Contributions. The Member has contributed an initial Capital Contribution to the Company in exchange for its Interest in the Company.

5.2                               Additional Capital Contributions. The Member shall not be obligated to make any additional Capital Contributions to the Company. The Member may make additional Capital Contributions in cash or property at any time.

ARTICLE VI

Distributions

6.1                               Distributions. Subject to any restrictions under applicable law, any assets of the Company may be distributed from time to time to the Member upon determination of the Member.

ARTICLE VII

Transfers of Interest; Removal of Member

7.1                               Transfer of Interest. The Member may transfer all or any portion of its Interest in the Company to any Person at any time. If at any time such a transfer shall cause the Company to have more than one Member, then this Agreement shall be appropriately amended to reflect the fact that the Company will then be treated as a partnership for purposes of the Code.

7.2                               Admission of New Members. No Person shall be admitted as a Member of the Company after the date of this Agreement without the written consent of the Member and delivery to the Company of a written acknowledgement (in form and substance satisfactory to the Member) of the rights and obligations of this Agreement and agreement be bound hereunder.

ARTICLE VIII

Dissolution

8.1                               Dissolution. The Company shall be dissolved and its affairs wound up on the first to occur of the following:

(a)                                 The written consent of a the Governing Board;

(b)                                 The sale or transfer of all or substantially all of the assets of the Company other than in the ordinary course of business and the cessation of the Company’s business; or

(c)                                  Entry of a decree of judicial dissolution.

8.2                               Winding Up and Liquidation. Upon the dissolution of the Company, the Company shall cease to engage in any further business, except to the extent necessary to perform existing obligations, and shall wind up its affairs and liquidate its assets. Such Person(s) as may be selected by the Governing Board (the “Liquidator”), shall wind up and liquidate the Company’s business and affairs.

8.3                               Liabilities. Liquidation shall continue until the Company’s affairs are in such condition that there can be a final accounting, showing that all fixed or liquidated obligations and liabilities of the Company are satisfied or can be adequately provided for under this Agreement. The assumption or guarantee in good faith by one or more financially responsible Persons shall be deemed to be an adequate means of providing for such obligations and liabilities. When the Liquidator has determined that there can be a final accounting, the Liquidator shall establish a date for the distribution of the proceeds of liquidation of the Company (the “Distribution Date”). The Liquidator may make interim distributions of the proceeds of liquidation if the Liquidator concludes that such interim distributions would not adversely affect the rights of the Company’s creditors to be paid in full when and as their debts become due. The net proceeds of liquidation of the Company shall be distributed to the Member as provided in Section 8.5 not later than the Distribution Date.

8.4                               Settling of Accounts. Subject to any applicable provisions of the Act, upon the dissolution and liquidation of the Company, the proceeds of liquidation shall be applied as follows: (i) first, to pay all expenses of liquidation and winding up; (ii) second, to pay all debts, obligations and liabilities of the Company in the order of priority as provided by law, other than on account of the Member’s Capital Contributions; and (iii) to establish reasonable reserves for any remaining contingent or unforeseen liabilities of the Company not otherwise provided for, which reserves shall be maintained by the Liquidator on behalf of the Company in a regular interest-bearing trust account for a reasonable period of time as determined by the Liquidator. If any excess funds remain in such reserves at the end of such reasonable time, then such remaining funds shall be distributed by the Company to the Member pursuant to Section 8.5.

8.5                               Distribution of Proceeds. Subject to any restrictions contained in the Act, upon final liquidation of the Company but not later than the Distribution Date, the net proceeds of liquidation shall be distributed to the Member.

8.6                               Filing. Upon dissolution and liquidation of the Company, the Liquidator shall cause to be executed and filed with the Secretary of the State, a certificate of cancellation in accordance with the Act.

ARTICLE IX

Tax Returns; Books and Records; Reports

9.1                               Filing of Tax Returns. For so long as the Company has a single Member, it shall be disregarded as an entity for purposes of the Code, and any comparable provisions of state law, and thus shall not file income tax returns. The Company shall file any other tax returns required of it.

9.2                               Records to be Kept. The Company shall keep at its principal place of business or at such other office as shall be designated by the Member:

(a)                                 A current list in alphabetical order of the full name and last known business, residence or mailing address of each Member;

(b)                                 A copy of the filed Certificate of Conversion and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any document has been executed;

(c)                                  Copies of this Agreement, and all amendments hereto;

(d)                                 Copies of the Company’s federal income tax returns and reports, if any, for the five (5) most recent years; and

(e)                                  Copies of any financial statements of the Company for the five (5) most recent years.

ARTICLE X

Indemnification

10.1                        Right to Indemnification. Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a member of the Governing Board or officer of the Company or is or was serving at the request of the Company as a member of the governing board, director, officer, employee or agent of another company or of a corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a member of the governing board, director, officer, employee or agent or in any other capacity while serving as a member of the governing board, director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a member of the governing board, director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 10.3 with respect to proceedings to enforce rights to indemnification, the Company shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Governing Board.

10.2                        Right to Advancement of Expenses. The right to indemnification conferred in this (e) shall include the right to be paid by the Company the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an “advancement of expenses”); provided that an advancement of expenses incurred by an indemnitee in his or her capacity as a member of the Governing Board or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise.

10.3                        Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in this (e) shall be contract rights. If a claim under this (e) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Company to recover an advancement of expenses pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Act or this Agreement. Neither the failure of the Company (including the Governing Board, independent legal counsel, or the Member) to have made a determination prior to the commencement of such suit that [indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Act or this Agreement, nor an actual determination by the Company (including the Governing Board, independent legal counsel, or the Member) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the Company.

10.4                        Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this (e) shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, this Agreement, agreement, vote of Members or disinterested members of the Governing Board or otherwise.

10.5                        Insurance. The Company may maintain insurance, at its expense, to protect itself and any member of the Governing Board, officer, employee or agent of the Company or another company, corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the Act.

10.6                        Indemnification of Employees and Agents of the Company. The Company may, to the extent authorized from time to time by the Governing Board, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of this (e) with respect to the indemnification and advancement of expenses of members of the Governing Board and officers of the Company.

ARTICLE XI

Miscellaneous

11.1                        General. This Agreement shall be binding on the executors, administrators, heirs, and successors and assigns of the Member.

11.2                        Amendments. This Agreement may be modified or amended at any time and from time to time with the written consent of the Member.

11.3                        Waiver. Any provision of this Agreement may be waived with the written consent of the Member. No waiver of any provision of this Agreement or any breach hereunder shall be deemed a waiver of any other provision or subsequent breach, nor shall any such waiver constitute a continuing waiver.

11.4                        Choice of Law. This Agreement shall be governed by and construed under the laws of the State of Delaware.

11.5                        Headings. The headings of the Articles and Sections of this Agreement are for convenience of reference only, and are not to be considered in constructing the terms and provisions of this Agreement.

11.6                        Pronouns. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the Person or Persons may require in the context thereof.

11.7                        Entire Agreement. This Agreement, and the Exhibit hereto, constitute the entire agreement of the Member with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements, representations, and understandings of the Member with respect thereto.

11.8                        Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the party hereto, and its successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

11.9                        Severability. If one or more provisions of this Agreement are held by a proper court to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary and permitted by law, shall be severed herefrom, and the balance of this Agreement shall be enforceable in accordance with its terms.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereunto sets its hand as of the date first above written.

NEW COLT HOLDING CORP.

By:	/s/ William M. Keys
Name: William M. Keys
Its: President

EXHIBIT A

CERTIFICATE OF CONVERSION
OF
COLT’S MANUFACTURING COMPANY, INC.
INTO
COLT’S MANUFACTURING COMPANY LLC

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:56 AM 06/12/2003
FILED 11:49 AM 06/12/2003
SRV 030388285 – 2206122 FILE

CERTIFICATE OF CONVERSION
FROM A
CORPORATION
TO A
LIMITED LIABILITY COMPANY

Under Section 266 of the General Corporation Law

Pursuant to the provisions of Section 266 of the General Corporation Law of the State of Delaware, the undersigned, being a duly authorized office of Colt’s Manufacturing Company, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

The name of the Corporation immediately prior to filing this Certificate is:

Colt’s Manufacturing Company, Inc.

The name of the Corporation under which it was originally incorporated is:

CF Acquisition Corp.

The date of filing of the original certificate of incorporation for said Corporation was:

August 25, 1989

The name of the limited liability company into which said Corporation shall be converted is:

Colt’s Manufacturing Company LLC

The conversion of said Corporation to the limited liability company has been approved in accordance with the provisions of Section 266 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer, this 9th day of June, 2003.

COLT’S MANUFACTURING COMPANY, INC.

By:	/s/ William M. Keys
Name: William M. Keys
Its: President